COUNTEROFFER TO OR MODIFICATION OF THE UNACCEPTED ORIGINAL OFFER

This Counteroffer is made 6 at o'clock p m. on the date of April 26, 2023 .

2023 Printing

This is a Counteroffer to or modification of, as the case may be, (hereinafter collectively "Counteroffer") the unaccepted original offer set forth in the Purchase and Sale Agreement dated **April 21, 2023** including all exhibits attached hereto or incorporated by reference therein ("Original Offer") for property located at: **635 Fairview Circle** , **Hinesville** , Georgia **31313** ("Property").

A. **Previous Counteroffers Rejected.** The party making this Counteroffer acknowledges that in doing so: 1) it constitutes a rejection of the Original Offer as presented and all previous counteroffers; 2) the Original Offer and all previous counteroffers are no longer available for acceptance; 3) no previous counteroffer(s) shall be considered a part of any agreement between the parties; and 4) nothing requires the other party to continue the negotiations.

B. **Relationship between Original Offer and This Counteroffer.** The Original Offer is hereby incorporated by reference into this Counteroffer. However, the terms of this Counteroffer shall modify and control over any conflicting or inconsistent provisions contained in the Original Offer.

C. **Effect of Accepting This Counteroffer.** When this Counteroffer is signed by the Buyer and Seller and a copy of the same is delivered to both parties, the Original Offer as modified by this Counteroffer constitutes a legally binding agreement. Since the Original Offer (including all exhibits thereto) is incorporated by reference into this Counteroffer, only this Counteroffer needs to be signed to create a legally binding agreement between the parties.

D. **Clean Copy of Agreement.** At any time prior to closing, either party if so requested by the other shall sign a conformed or "clean" copy of the Agreement combining the terms of Original Offer with the controlling and supplemental provisions of this Counteroffer into one (1) document, including initialing or signing, as the case may be, all exhibits. (Include SS622 Conformed Copy of Agreement in conformed or "clean" copy of Agreement)

E. **Terms and Conditions.** The following terms and conditions of the Original Offer are modified as follows: ***[The sections not filled in or marked N/C (for "no change" which shall mean that no change is being proposed to that section of the agreement) shall not be a part of this Counteroffer and shall remain the same as set forth in the Original Offer.]***

Purchase Price o[redacted]
$ **270,000.00**

Closing and Pos [redacted] .
Closing Date shall be 05/24/2023 with possession of the Property transferred to Buyer a[redacted]
☐ Closing **OR** ☒ 60 days after Closing at 5 o'clock ☐ AM ☒ PM (attach F219 Temporary Occupancy Agreemen[redacted]

Holder of Earnest Money ("Hol[redacted]**")**
Attorney, F510 must be attached a[redacted]
must be signed by Closing Attorne[redacted]
Engel & Völkers Savannah

Earnest Money: Earnest Money shall be paid by ☐ check ☐ ACH ☐ cash or ☒ wire transfer of immediately available funds as follows:

☐ 1. $ ______ as of the Offer Date.
☒ 2. $ **10,000.00** within 3 days from the Bindi[redacted]
☐ 3. ______

Inspection and Due Diligence. Property is being sold subject to a Due Diligence Period of 1[redacted]
Agreement Date.

Time Limit of this Counter Offer: This Counter[redacted]s over the Original Offer, shall expire at 5 o'clock p .m. on the date of [redacted] unless prior to that time it is accepted in writing and notic[redacted]

Buyer(s) Initials [redacted]

F. <u>Other Modifications to the Original Offer</u>:

1. The following exhibits will be added to this agreement:
- Seller's Property Disclosure Exhibit A
- Community Disclosure Exhibit B
- Lead Based Paint Exhibit C
- No Financing Contingency Exhibit D
- Temporary Occupancy Agreement Exhibit E

2. Per No Financing Exhibit D, Buyer to provide verification of funds per paragraph 2 within 3 days of Binding Agreement date.

[redacted]

☐ **Additional pages are** [redacted]

Buyer(s) Initials ______ [redacted]

This Counteroffer is made at **1** o'clock **p** m. on the date of April 27,2023 .

By signing this Counteroffer, Buyer and Seller acknowledge that they have each read and understood this Counteroffer and agree to its terms.

Buyer Acceptance and Contact Information

[redacted]

r n or ype ame a e

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 **Buyer's Signature**

Print or Type Name Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

[redacted] a e

[redacted]

[redacted] ☐ Work

[redacted]

[redacted]

[redacted] 04/24/2023

Date

[redacted]

[redacted] ☐ Work

[redacted]

Seller's E-mail Add [redacted]

☐ [redacted]

Buyer's Broker/Affiliated Licensee Contact Information

Seller's Broker/Affiliated Licensee Contact Information

[redacted]

Binding Agreement Date: The Binding Agreement Date in this transaction is the date of [redacted] and has been filled in by 04/26/23